Exhibit 99.1

Social Life’s TBI Program Adds DOT Focused Company to Help Make Roadways Safer

LOS ANGELES, CA, JANUARY 10, 2023 – Social Life Network, Inc. (OTC: WDLF), a Technology Business Incubator (TBI) announced the addition of a new participating company in its Technology Business Incubator (TBI) program. The U.S. based company, iGuide Solar, Inc., conducts business in engineers solar-powered LED lane markers for roadways to solve the problem of nighttime lane departures, which markers IGuide Solar will manufacture and sell to the Department of Transportation, state by state, throughout the United States.

“There has been $18 Billion of Federal funding allocated for roadway safety projects in the 2021 Bipartisan Infrastructure Bill that was signed into law, that must be spent with companies that manufacture their product in the United States,” said CEO Ken Tapp. “iGuide Solar already has the established relationships with state government transportation agencies, by installing more than 2,000 first-generation LED lane markers in roadways. Our goal in 2023 is to help them bring their second-generation product to market, so they can achieve their near-term projected sales goal of $40 Million in DOT projects over the next 3 years,” added Tapp.

To learn more about iGuide Solar and their second-generation LED lane marker for roadway safety, go to https://www.iGuideSolar.com

About Social Life Network and Decentral Life, Inc.

Decentral Life is a SaaS company providing blockchain and AI technology through license agreements, with a division of the company, Social Life Network, that operates a Technology Business Incubator (TBI) that provides tech start-ups with executive leadership and consulting, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their customer base and usership.

Since the formation of the company in January of 2013, the TBI program has aided in the launch of niche industry social network and ecommerce marketplaces that service the tens of millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, camping, and roadway safety.

For more information, visit our website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations, or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this press release should be construed as any indication whatsoever of actual future financial results, revenues, or stock price.

Todd Markey

Investor Relations

Social Life Network, Inc.

ir@WDLF.ai

1-855-933-3277